UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2009

SHELTER PROPERTIES V LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            South Carolina            0-11574                 57-0721855

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Shelter Properties V Limited Partnership (the “Registrant” or “Seller”) owns Lake Johnson Mews Apartments (the “Property”), a 201-unit apartment complex located in Raleigh, North Carolina.  As previously disclosed on May 1, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Pennsylvania Realty Group, Inc., a Pennsylvania corporation (the “Purchaser”), to sell Lake Johnson Mews to the Purchaser for a total sales price of $10,850,000.

On June 3, 2009, the Seller and Purchaser entered into a First Amendment to Purchase and Sale Contract pursuant to which (i) the Seller agreed to give the Purchaser a credit against the purchase price of $60,000 and (ii) the expected closing date was extended to the earlier of five days after the existing lender approves Purchaser’s assumption of the loans or July 30, 2009.  The Amendment provides for the Purchaser to extend the expected closing date for 30 days by delivering written notice to the Seller and delivering a deposit of $50,000 to the Escrow Agent.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10(ii)(k)   First Amendment to Purchase and Sale Contract between Shelter Properties V Limited Partnership, a South Carolina limited partnership, and Pennsylvania Realty Group, Inc., a Pennsylvania corporation, dated June 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES V LIMITED PARTNERSHIP

By:  Shelter Realty V Corporation

Corporate General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: June 9, 2009